EXHIBIT 99

Great American Insurance Company

Receives Subpoena in Insurance Probe

Cincinnati, Ohio - December 6, 2004 - American Financial Group, Inc. (NYSE/NASDAQ: AFG) announced today that its property and casualty insurance subsidiary, Great American Insurance Company, has received a subpoena from the New York Attorney General's office which has requested information concerning Great American's business practices in writing legal malpractice insurance. Great American believes these requests are part of the sweeping probe of industry practices kicked off by the New York Attorney General's lawsuit against Marsh & McLennan Cos. Great American intends to cooperate with the Attorney General's investigation.

While Great American has just begun its investigation of the matters covered by the subpoena, and cannot predict any impact that its receipt may have on its business, Great American believes there to be nothing illegal or improper with its business practices. AFG's internal investigation following previously disclosed inquiries from state regulators is ongoing.

Through the operations of the Great American Insurance Group, AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of retirement annuities, life and supplemental health insurance products.

Forward Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Examples of such forward-looking statements include statements relating to: the Company's expectations concerning market and other conditions, future premiums, revenues and earnings; and rate increases.

Actual results could differ materially from those expected by AFG depending on certain factors including but not limited to: the unpredictability of possible future litigation if certain settlements do not become effective, changes in economic conditions including interest rates, performance of securities markets, and the availability of capital, regulatory actions, changes in legal environment, judicial decisions and rulings, tax law changes, levels of catastrophes and other major losses, adequacy of loss reserves of the insurance businesses and other reserves, particularly with respect to amounts associated with asbestos and environmental claims, availability of reinsurance and ability of reinsurers to pay their obligations, competitive pressures, including the ability to obtain rate increases and other changes in market conditions that could affect AFG's insurance operations.

Contact:	Anne N. Watson	Web Sites:	www.afginc.com
	Vice President-Investor Relations		www.GreatAmericanInsurance.com
(513) 579-6652